Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Carnival Corporation & plc’s joint Annual Report on Form 10-K for the year ended November 30, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Miami, Florida
March 6, 2012